                                 CODE OF ETHICS
                                       FOR
                               DOMINI SOCIAL TRUST
                         DOMINI SOCIAL INVESTMENT TRUST
                           DOMINI INSTITUTIONAL TRUST
                              DOMINI ADVISOR TRUST

                            Revised January 28, 2005
(Updated January 1, 2006 to reflect name change of Domini Social Index Portfolio to Domini Social Trust)

     Domini Social Trust, Domini Social Investment Trust, Domini Institutional
Trust, and Domini Advisor Trust, each on behalf of its current and future series
(each, an "Investment Company"; collectively, the "Investment Companies") have each determined to adopt this Code of Ethics (the "Code") as of January 28,
2005, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(c) under the
Investment Company Act of 1940 (the "1940 Act").

I.   DEFINITIONS

     A.   An "Access Person" means (i) any Trustee, Director, officer, or
          Advisory Person (as defined below) of the Investment Company or any investment adviser thereof, (ii) any director or officer of a principal underwriter of the Investment Company who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding, the purchase or sale of securities for the
          Investment Company for which the principal underwriter so acts, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment
          Company regarding the purchase or sale of securities, and (iii)
          notwithstanding the provisions of clause (i) above, where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, any trustee, director, officer, or Advisory Person of the investment adviser who, with respect to the Investment Company, makes any recommendation or participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendations shall be made to the Investment Company, or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such investment adviser to the Investment Company.

     B.   An "Advisory Person" means (i) any Trustee, Director, officer, or employee of the Investment Company or any investment adviser or investment manager thereof (or of any company in a control relationship to the Investment Company or such investment adviser)
          who, in connection with

          his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by the Investment Company, or whose functions relate to any
          recommendations with respect to such purchases or sales and (ii) any natural person in a control relationship with the Investment Company or adviser who obtains information regarding the purchase or sale of securities (or any recommendation with respect thereto).

     C.   A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Investment Company.

     D.   "Access Persons," "Advisory Persons," and "Portfolio Managers" shall not include any individual who is required to file reports with any investment adviser, subadviser, administrator, or the principal underwriter pursuant to a code of ethics described in Section V and found by the Trustees to be substantially in conformity with Rule
          17j-1 of the 1940 Act.

     E.   "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from)
          investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     F.   "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the
          Securities Exchange Act of 1934.

     G.   "Control" shall have the same meaning as set forth in Section 2(a)(9)
          of the 1940 Act.

     H.   "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section
          2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company.
          Affiliates of brokers or dealers are also "interested persons," except as provided in Rule 2(a)(19)(1) under the 1940 Act.

     I.   "Review Officer" is the person designated by the Investment Company's
          Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the
          Chief Compliance Officer of the Investment Company.

     J.   "Preclearance Officer" is the person designated by the Investment
          Company's Board of Trustees to provide preclearance of any personal

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          security transaction as required by this Code. In the absence of any such designation the Preclearance Officer shall be the Chief
          Compliance Officer of the Investment Company.

     K.   "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     L.   "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the government of the United States (or any short-term debt security that is a "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     M.   A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the
          recommendation, when such person seriously considers making such a recommendation.

     N.   A security "held or to be acquired" by the Investment Company means
          (i) a security which, within the most recent 15 days (a) is or has been held by the Investment Company or (b) is being or has been considered by the Investment Company or its investment adviser for purchase by the Investment Company and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (i) of this definition.

II.  STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

     Each Access Person shall:

     A.   at all times, place the interests of the Investment Company before his or her personal interests;

     B.   conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest or an abuse of position of trust and responsibility; and

     C.   not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.

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III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     A.   Unlawful Actions

          No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Investment Company:

          1.   employ any device, scheme, or artifice to defraud the Investment
               Company;

          2.   make to the Investment Company any untrue statement of a material fact or omit to state to the Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3.   engage in any act, practice, or course of business which would operate as a fraud or deceit upon the Investment Company; or

          4.   engage in any manipulative practice with respect to the
               Investment Company.

     B.   Blackout Periods

          1.   No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2.   No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.

     C.   Initial Public Offerings

          No Advisory Person shall acquire any security in an initial public offering for his or her personal account.

     D.   Private Placements

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          With regard to private placements, each Advisory Person shall:

          1.   obtain express prior written approval from the Preclearance
               Officer for any acquisition of securities in a private placement
               (the Review Officer, in making such determination, shall
               consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

          2.   after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

          If the Investment Company decides to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

     E.   Short-Term Trading Profits

          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such
          Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Investment Company's Board of
          Trustees approves otherwise, be disgorged as directed by the
          Investment Company's Board of Trustees.

     F.   Gifts

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

     G.   Service as a Director or Trustee

          1.   No Advisory Person shall serve on a board of directors or
               trustees of a publicly traded company without prior authorization from the Board of Trustees of the Investment Company, based upon a determination that such board service would be consistent with the interests of the Investment Company and its investors.

          2.   If board service of an Advisory Person is authorized by the Board of

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               Trustees of the Investment Company, such Advisory Person shall be isolated from the investment-making decisions of the Investment
               Company with respect to the companies of which he or she is a director or trustee.

     H.   Exempted Transactions

          The prohibitions of Section III (other than Section III.C and Section
          III.D) shall not apply to:

          1.   purchases or sales effected in any account over which the Access
               Person has no direct or indirect influence or control;

          2.   purchases or sales that are non-volitional on the part of the
               Access Person or the Investment Company, including mergers, recapitalizations, or similar transactions;

          3.   purchases which are part of an Automatic Investment Plan;

          4.   purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          5.   purchases and sales that receive prior approval in writing by the
               Preclearance Officer as (a) only remotely potentially harmful to the Investment Company because they would be very unlikely to affect a highly institutional market, (b) clearly not
               economically related to the securities to be purchased or sold or held by the Investment Company or client, and (c) not
               representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest
               analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.

IV.  COMPLIANCE PROCEDURES

     A.   Preclearance

          An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1.   such purchase or sale has been approved by the Preclearance

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               Officer;

          2.   the approved transaction is completed on the same day approval is received; and

          3.   the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

          Each Access Person may effect total purchases and sales of up to
          $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

               a.   The six-month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months
                    apart;

               b.   Transactions in options and futures, other than options or futures on commodities, will be included for purposes of
                    calculating whether the $25,000 limit has been exceeded.
                    Such transactions will be measured by the value of the
                    securities underlying the options and futures; and

               c.   Although preclearance is not required for personal
                    transactions in securities which fall into this de minimis exception, these trades must still be reported pursuant to
                    Section IV.B.

     B.   Reporting

          1.   Unless excepted by paragraph 2 of this Section IV.B, every Access
               Person of the Investment Company must report to the Review
               Officer as described below.

               a.   Initial Holdings Reports. Not later than 10 days after the person becomes an Access Person, the following information
                    (which information must be current as of a date no more than
                    45 days prior to the date such person becomes an Access
                    Person):

                    (i)  the title, the number of shares, and the principal
                         amount of each security in which the Access Person had
                         any direct or indirect beneficial ownership when the
                         person became an Access Person;

                    (ii) the name of any broker, dealer, or bank with whom the
                         Access Person maintained an account in which

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                         any securities were held for the direct or indirect
                         benefit of the Access Person as of the date the person
                         became an Access Person; and

                   (iii) the date that the report is signed and submitted by
                         the Access Person.

               b.   Quarterly Transaction Reports. Not later than 30 days after the end of each calendar quarter, the following information:

                    (i)  With respect to any transaction during the quarter in a security in which the Access Person had any direct or
                         indirect beneficial ownership:

                         (a)  the date of the transaction, the title, the
                              interest rate and maturity date (if applicable),
                              the number of shares, and the principal amount of
                              each security involved;

                         (b)  the nature of the transaction (i.e., purchase,
                              sale, or any other type of acquisition or
                              disposition);

                         (c)  the price of the security at which the transaction
                              was effected;

                         (d)  the name of the broker, dealer, or bank with or
                              through which the transaction was effected; and

                         (e)  the date that the report is signed and submitted
                              by the Access Person.

                    (ii) With respect to any account established by the Access
                         Person in which any securities were held during the
                         quarter for the direct or indirect benefit of the
                         Access Person:

                         (a)  the name of the broker, dealer, or bank with whom
                              the Access Person established the account;

                         (b)  the date that the account was established; and

                         (c)  the date that the report is signed and submitted
                              by the Access Person.

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                   (iii) In the event that no reportable transactions occurred during the quarter, the report should be so noted and
                         returned signed and dated.

               c.   Annual Holdings Reports. Not later than each January 31, the following information (which information must be current as of the immediately preceding December 31):

                    (i)  the title, the number of shares, and the principal
                         amount of each security in which the Access Person had
                         any direct or indirect beneficial ownership;

                    (ii) the name of any broker, dealer, or bank with whom the
                         Access Person maintains an account in which any
                         securities are held for the direct or indirect benefit
                         of the Access Person; and

                   (iii) the date on which the report is signed and submitted by the Access Person.

          2.   The following are the exceptions to the reporting requirements outlined in Section IV.B.1:

               a.   A person need not make any report required under of Section
                    IV.B.1 with respect to transactions effected for, and
                    securities held in, any account over which the person has no direct influence or control, including such an account in
                    which the person has any beneficial ownership.

               b.   A Disinterested Trustee who would be required to make the
                    reports required under Section IV.B.1 solely by reason of
                    being a trustee of the Investment Company need not make:

                    (i)  an initial holdings report or an annual holdings report under Section IV.B.1; or

                    (ii) a quarterly transaction report under Section IV.B.1
                         unless the Disinterested Trustee knew or, in the
                         ordinary course of fulfilling his or her official
                         duties as a Trustee of the Investment Company, should
                         have known, that during the 15-day period immediately
                         before or after the Trustee's transaction in a
                         security, the Investment Company purchased or sold the
                         security (or such security was added to or deleted from
                         the Domini 400 Social Index(SM) or the Investment

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                         Company or its investment adviser considered purchasing
                         or selling the security (or such security was being
                         considered for addition to or deletion from the Domini
                         400 Social Index(SM).

               c.   A person need not make a quarterly transaction report under
                    Section IV.B.1 with respect to transactions effected
                    pursuant to an Automatic Investment Plan or if the report
                    would duplicate information contained in broker trade
                    confirmations or account statements received by the Review
                    Officer with respect to the person in the time period
                    required under Section IV.B.1, if all of the information
                    required under Section IV.B.1 is contained in the broker
                    trade confirmations or account statements or in the records of the Investment Company.

          3.   Any report delivered pursuant to Section IV.B.1 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

          4.   Each Access Person must certify annually (no later than each
               January 31) that he or she has read and understands this Code and has complied with its provisions. Such certificates and reports are to be given to the Review Officer.

     C.   Review

          The Review Officer shall review all of the reports delivered under
          Section IV.B to determine whether a violation of this Code may have occurred and shall take into account the exemptions allowed under
          Section III.G hereunder to the extent applicable. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

V.   INVESTMENT ADVISER'S, ADMINISTRATOR'S, OR PRINCIPAL UNDERWRITER'S CODE OF
     ETHICS

     This Code does not apply to "access persons" (as defined in Rule 17j-1 under the 1940 Act) of any investment adviser, subadviser, administrator, or principal underwriter of the Investment Company who are not otherwise
     Access Persons as defined herein. Each investment adviser (including, where applicable, any subadviser), administrator (if any), or principal underwriter of the Investment Company shall:

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     A.   submit to the Board of Trustees of the Investment Company a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

     B.   promptly report to the Investment Company in writing any material amendments to its Code of Ethics;

     C.   promptly furnish to the Investment Company upon request copies of any reports made pursuant to such Code of Ethics by any person who is an
          Access Person of the Investment Company; and

     D.   immediately furnish to the Investment Company, without request, all material information regarding any violation of such Code of Ethics by any person who is an Access Person of the Investment Company.

VI.  REVIEW BY THE BOARD OF TRUSTEES

     Each of the Review Officer of the Investment Company and the Investment
     Company's investment advisers, subadvisers, administrator, and principal underwriter shall furnish a written report to the Board of Trustees, at least annually, that:

     A.   describes any issues arising under the Code of Ethics or procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     B.   certifies that the Investment Company, investment adviser, subadviser, administrator, or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

VII. SANCTIONS

     A.   Sanctions for Violations by Access Persons

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the
          Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension, or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

     B.   Sanctions for Violations by Disinterested Trustees

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          If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the
          Investment Company and also a committee consisting of the
          Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company, which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS

     A.   Access Persons

          The Review Officer of the Investment Company will identify all Access
          Persons who are under a duty to make reports to the Investment Company and will inform such persons of such duty. Any failure by the Review
          Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records

          The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule
          31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

          1.   a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2.   a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years
               following the end of the fiscal year in which the violation occurs;

          3.   a copy of each report made pursuant to this Code shall be
               preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4.   a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

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          5.   copy of each report required under Section VI shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place; and

          6.   record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Section III.D shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

     C.   Confidentiality

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions

          The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

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